HEADLINE: CADUCEUS CORP PROVIDES CORPORATE UPDATE

SUBHEADLINE: CADUCEUS CORP launches new corporate website and Twitter account, establishes new business strategy and reaches new milestone.

CITY, ST / ACCESSWIRE / MARCH 30th, 2021 / CADUCEUS CORP, INC. (CSOC) (“Caduceus” or the “Company”), a publicly traded holding company focused on strategic consumer goods acquisitions is pleased to announce today that the Company launched its new corporate website. Click here to visit our new website: https://caduceuscorp.co and our new Twitter account: https://twitter.com/caduceuscorp

The Company is looking forward to sharing its new vision with existing and new shareholders. Through this new corporate website, Caduceus aims to actively engage and share corporate developments with the investing community. “We feel the importance of a solid digital footprint and communication is more important now than ever especially since the beginning of the pandemic,” said Alex Chen, Chief Executive Officer & Director of CADUCEUS CORP, Inc.

The Company is proud to announce and welcome Alex Chen as its new Chief Executive Officer and Director. Mr. Chen took over the CEO position on January 29th, 2021 after a change in control occurred as detailed in the 8-K filed by the Company on February 3rd, 2021. Click here to view the 8-K Filing.

Mr. Chen was an investment banker and corporate executive. He earned his bachelor’s degree in business accounting and corporate finance at Victory University, Australia in 1996 and obtained his CPA in Australia in 1999. Since then, Mr. Chen gained his experience by occupying positions in several areas of the investment industry. First as a company executive, gaining hands-on business management experience with day-to-day responsibilities especially on managing the accounting department and corporate finance division, and as the CFO in numerous companies of different industries including publicly traded companies before becoming an investment banker and corporate advisor, serving high-growth business clients, working directly with CEOs and CFOs. “I am looking forward to executing the new vision, direction and plan for the Company,” said Alex Chen, Chief Executive Officer & Director of CADUCEUS CORP, Inc.

“We believe the new strategy and vision formulated for the Company through our target acquisition profile will allow us to create sustainable growth and shareholder value,” said Alex Chen, Chief Executive Officer and Director of CADUCEUS CORP, Inc. The Company will be sharing further details with shareholders and prospective investors in the coming weeks about its acquisition plans.

Lastly, the Company is happy to announce that we started taking the necessary steps to become current with the OTC Markets by registering for OTCIQ access. This is the first step to allow us to upload our most recent filings. Transparency in communication and disclosure is paramount in our relationship with our valued shareholders.

About CADUCEUS CORP, Inc.

CADUCEUS CORP, Inc. is a Wyoming-based holding company focusing on the acquisition & merger of commercialized businesses.  We are dedicated to supplying quality, healthy and innovative products and solutions. The Company is traded on the Over-the-Counter Bulletin Board of NASDAQ under the trading symbol "CSOC".

For more information:

OTC Markets: (OTC Pink: CSOC)

Corporate Website: https://caduceuscorp.co/

E-mail: info@caduceuscorp.co

Twitter: https://twitter.com/caduceuscorp

Forward-Looking Statements:

Safe Harbour Statement - In addition to historical information, this press release may contain statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief, or expectations of the Company and members of its management team with respect to the Company's future business operations and the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause these differences include, but are not limited to, failure to complete anticipated sales under negotiations, lack of revenue growth, client discontinuances, failure to realize improvements in performance, efficiency and profitability, and adverse developments with respect to litigation or increased litigation costs, the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found on the Company's website. The Company disclaims any responsibility to update any forward-looking statements.

Source: CADUCEUS CORP, Inc.